EXHIBIT 99.1
CONTACT
Marge Sorge
Tel: +1(734) 578-6507
media@duraauto.com
Tim Leuliette Elected President and CEO of Dura Automotive Systems
Larry Denton Elects to Leave Company Following Successful
Emergence from Chapter 11 Reorganization
Steven Gilbert Named Chairman
ROCHESTER HILLS, Mich., July 16, 2008 -— DURA Automotive Systems, Inc. (Pink Sheets: DRRAQ) announced today that its board of directors has named Timothy D. Leuliette president and CEO effective today. He succeeds Larry Denton, who elected to leave the company after successfully leading Dura through a 20-month reorganization and emergence from Chapter 11.
Leuliette, who was elected chairman of Dura upon its emergence from bankruptcy on June 27, 2008, will relinquish that role to Steven Gilbert. Gilbert is senior managing director and chairman of Sun Group (USA) and is also chairman of the board of Gilbert Global Equity Partners, L.P., a billion dollar private equity fund. Leuliette, who founded Leuliette Partners LLC, a financial services and investment company in January 2008, was previously chairman and CEO of Metaldyne Corp. and co-chairman and co-CEO of that company’s parent Asahi Tec Corp.
“The Dura team did a tremendous job of positioning the company for the future,” said Leuliette. “Dura has emerged as strong global company with a solid balance sheet, a lean, low-cost global manufacturing footprint and leading-edge technologies. I want to thank Larry for his leadership and vision in getting the company to this point. I am pleased and proud to join the Dura team and look forward to working with the company’s 13,000 employees to build an even stronger company.”
“Tim brings tremendous experience and is an excellent choice to lead Dura,” said Denton, who has been president and CEO since 2003 and chairman since 2005. “I am proud of the dedication and support of our worldwide team, our customers, our suppliers and other key partners. Together we were able to build a strong foundation that positioned Dura to grow in the global marketplace. I wish the team the best as it moves forward with its innovation and growth objectives.”

Denton will stay on and advise the company during the transition.
About DURA Automotive Systems, Inc.
DURA Automotive Systems, Inc. (“New Dura”), is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. DURA markets its automotive products to every North American, Asian and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.
Forward-looking Statements
This press release may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, Old Dura, Inc. (f/k/a Dura Automotive Systems, Inc. prior to June 25, 2008, “Old Dura”) or New Dura’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to New Dura’s operations and business environment, which may cause the actual results of New Dura to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of New Dura to successfully implement all post-emergence aspects of the Plan as confirmed; (ii) the ability of New Dura to manage liquidity needs and operate subject to the terms of its financing facilities; (iii) the potential adverse impact of the Chapter 11 cases on New Dura’s liquidity or results of operations; (iv) the ability of New Dura to maintain contracts that are critical to its operations; (v) the ability of New Dura to execute its business plans and strategy, and to do so in a timely fashion; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the ability of New Dura to attract, motivate and/or retain key executives and associates; (viii) New Dura’s ability to obtain and maintain normal terms with vendors and service providers; (ix) New Dura’s ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or unionized employees of any of its significant customers; (x) general economic or business conditions affecting the automotive industry either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors have been listed from time to time in Old Dura’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006, and will be listed from time to time New Dura’s Securities and Exchange Commission reports. Old Dura and New Dura disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.
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